U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Post-Effective Amendment No. 1
HARCOM PRODUCTIONS INC.
(Name of small business issuer in its charter)
Oklahoma	7380	73-1556790
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7401 East 46th Place

Tulsa, Oklahoma  74145

(918) 664-9933

(Address and telephone number of principal executive offices and principal place of business)

Charles H. Harwell

7401 East 46th Place

Tulsa, Oklahoma  74145

(918) 664-9933

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 to Form SB2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

HARCOM PRODUCTIONS, INC.

DEREGISTRATION OF SECURITIES

A Registration Statement on Form SB-2, as amended (the “Registration Statement”), was filed by Harcom Productions Inc. (the “Company”) and was declared effective by the Securities and Exchange Commission on March 6, 2007. The Registration Statement registered 1,487,500 shares of the Company’s common stock, owned by approximately 46 selling shareholders. These 1,487,500 shares of the Company’s common stock were registered to be sold by selling shareholders at an initial price of $1.00 per share and thereafter at privately negotiated prices.

The Offering was for a period of nine months from the date of effectiveness of the Registration Statement on Form SB-2.  The Company is closing the offering effective January 15, 2008 and is deregistering 1,487,500 unsold common shares of the originally registered shares.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa,  State of Oklahoma on January 15, 2008.

(Registrant) HARCOM PRODUCTIONS, INC.

By:	/s/ SHANE HARWELL
Shane Harwell Director, President, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ SHANE HARWELL	Principal Executive Officer, Principal Accounting Officer	January 15, 2008
Shane Harwell
/s/ SUSAN HARWELL	Treasurer, Director	January 15, 2008
Susan Harwell
/s/ CHARLES HARWELL	Director	January 15, 2008
Charles Harwell

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